EXHIBIT 10.4

DESIGNEE DIRECTOR

«GrantDate»

«FirstName»«LastName»

«Address1»

«City», «State» «PostalCode»

Re:         Grant of Restricted Units

Dear «FirstName»:

I am pleased to inform you that your existing grant (the “Prior Grant”) of Restricted Units under the Company’s 1998 Long-Term Incentive Plan (the “Plan”) is hereby supplemented with an additional grant of 3750 Restricted Units (5000 total).  The terms and conditions of this grant are as set forth below.

1.                       Subject to the further provisions of this Agreement, your Restricted Units shall vest (become payable in the form of one Common Unit of Plains All American Pipeline, L.P. for each Restricted Unit) as follows: 1250 Restricted Units shall vest in accordance with the Prior Grant; thereafter, 1250 units will vest annually on the [Month] Distribution Date.

2.                       As of each vesting date, for so long as your service on the Board of Directors is not terminated, you shall automatically receive a grant, evidenced hereby, of an additional 1250 Restricted Units, such that the total outstanding Restricted Units granted by this letter shall remain 5000.

3.                       In the event that your service on the Board of Directors is terminated for any reason other than your death or disability (as determined in good faith by the Board of Directors), all unvested Restricted Units shall be forfeited as of the date service terminates.

4.                       In the event your service on the Board of Directors is terminated because of your death or disability, all unvested Restricted Units shall immediately become nonforfeitable, and shall vest in full as of the next vesting date.

5.                       In the event of a vesting under paragraph 4 above, the provisions of paragraph 2 above shall no longer be operative.

As used herein, the phrase “Distribution Date” means the date, in any given month and year, on which the Partnership pays a quarterly distribution.  The “Company” refers to Plains All American GP LLC.  The “Partnership” refers to Plains All American Pipeline, L.P.

Terms used herein that are not defined herein shall have the meanings set forth in the Plan or, if not defined in the Plan, in the Third Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., as amended (the “Partnership Agreement”). By signing below, you agree that the Restricted Units granted hereunder are governed by the terms of the Plan.   Copies of the Plan and the Partnership Agreement are available upon request.  Please execute and return this Agreement to me.  The attached copy of this Agreement is for your records.

PLAINS AAP, L.P.

By: PLAINS ALL AMERICAN GP LLC

By:
		Name:	Tim Moore
		Title:	Vice President & General Counsel

«FirstName» «LastName»

SSN:	«SSN»

Dated: